SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported): September 19, 2000

                             CHELL GROUP CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEW YORK                    005-524525                 112805051
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)

                    14 METEOR DRIVE, ONTARIO, CANADA, M9W 1A4
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code................ 416 675-6666

                              NETWORKS NORTH, INC.
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

      On September 19, 2000 pursuant to an Agreement of Purchase and Sale dated as of August 4, 2000 ("the Agreement"), Chell Group Corporation f/k/a Networks North, Inc (the "Registrant") and its wholly owned subsidiary Chell Merchant Capital Group, Inc f/k/a Networks North Acquisition Corp ("CMCG") acquired certain assets and shares from Cameron Chell and Chell.com Ltd (collectively the "Vendors" and when referring to each in their own capacity the "Vendor"). The Agreement was approved by a majority of the Registrant's shareholders at a Special Meeting of Shareholders held on September 8, 2000. A copy of the Agreement is annexed hereto as Exhibit "10.1" and is incorporated herein by reference thereto.

      Pursuant to the Agreement, the Registrant acquired (a) 480,000 shares of cDemo, Inc. ("cDemo") which equals approximately 14.3% of its outstanding stock for $2,510,000; (b) 875,000 shares of Engyro f/k/a R Home Funding CO. Ltd. ("Engyro") which equals 34.1% of its outstanding stock for $16,950,000; (c) 962,500 shares of eSupplies (Alberta) Ltd. ("eSupplies") which equals 27.1% of its outstanding stock for $5,775,000; and (d) 150,000 shares of C Me Run Corp. ("C Me Run") which equals approximately 1.0% of its outstanding stock on a fully diluted basis for $1,650,000. Financial Statements for each of Engyro, eSupplies, C Me Run and cDemo are attached hereto as Exhibit "10.2" through Exhibit "10.5." The Registrant also acquired assets of Chell.com, valued at $1,767,503 and assumed a liability in the amount of $1,767,499 to CALP II Limited Partnership, a creditor of Chell.com. The Registrant has agreed to issue 451,868 exchangeable shares of CMCG in full settlement of such indebtedness. The Chell.com assets include:

1. Leased property consisting of Chell.com's executive offices at Unit 11 (east half), Suite 302, 630 8th Avenue SW, Calgary, and Unit 13, Suite 500, 630 8th Avenue SW, Calgary;

2. Office equipment, servers, computers, office supplies (as well as any leases pertaining thereto) and leasehold improvements;

3. All contracts of insurance covering any of the Chell.com assets to the extent that such are assignable;

4. All contracts of employment or contracts for services with independent contractors for the performance of personal services to Chell.com;

5. Service agreements between Chell.com and C Me Run dated November 15, 1999, Chell.com and eSupplies dated February 8, 2000, Chell.com and R Home Funding Co. Ltd. (the former name of Engyro) dated January 17, 2000 and Chell.com and Buyersangel.com (the former name of cDemo) dated March 1, 2000.

      The shares of the Registrant that were issued in exchange for shares of C Me Run are currently held in escrow until such time as (i) C Me Run is current with its SEC filings pursuant to the Securities Exchange Act of 1934, as amended; (ii) The average closing price of C Me Run's stock is $11 for five consecutive trading days and (iii) C Me Run is listed in good standing on either the NASD Bulletin Board or the NASDAQ Small Cap or National Stock Market. In addition the shares of the Registrant that were issued in exchange for shares of eSupplies will be held in escrow until at such time the Board of Directors of the Registrant has reviewed a new business plan and made a determination that the new course taken by eSupplies fits with the Registrant's business model and provides similar value to the Registrant.

      In a valuation provided by Stanford Keene, it was concluded in its fairness report (the "Valuation Report") a copy of which is attached hereto as Exhibit "10.6", that the issuance of 7,325,000 common shares of the Registrant to the Vendors in exchange for the assets being transferred was fair. The Registrant paid a total of $28,652,086 for the assets, which was paid by issuance of the following shares:

      (a)   Chell.com Ltd.          4,974,904   shares of the Registrant
      (b)   Chell.com Ltd.                  1   shares of CMCG
      (c)   Cameron Chell             421,829   shares of the Registrant
      (d)   Cameron Chell           1,476,398   shares of CMCG
                                   ----------
                                    6,873,132
      (e)   CALP II Limited
            Partnership               451,868   shares of CMCG
                                   ----------
                                    7,325,000   shares of the Registrant or
                                                Shares exchangeable into Shares
                                                of the Registrant.

      Cameron Chell is a Director, Chief Executive Officer and President of the Registrant and is also a director of Engyro, cDemo and C Me Run. He is also the Chief Executive Officer of Chell.com. Frank Killoran is Chairman of the Board of Directors of the Registrant and is also a director and shareholder of cDemo. Gordon Herman one of the Registrant's directors was a managing director of Chell Merchant Capital Group from September 2000 to January 19, 2001. David Bolink is one of the Registrant's directors and was a managing director of Chell Merchant Capital Group from September 2000 to January 19, 2001. Also, Mr. Bolink owns shares and options in C Me Run and is also a consultant to eSupplies.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements of the businesses in which the Registrant acquired assets.

            (1) Balance sheet and statements of income and cash flows of Engyro as of August 31, 2000.

            (2) Balance sheet and statements of income and cash flows of cDemo for the period ended August 31, 2000.

            (3) Balance sheet and statements of income and cash flows of eSupplies for the period ended August 31, 2000.


      (b) Pro forma information of Engyro, eSupplies, cDemo and the Registrant for the period ended August 31, 2000.

      (c) Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K/A, numbered in accordance with Item 601 of Regulation S-K.

10.1 Agreement of Purchase and Sale dated August 4, 2000 by and among Networks North Inc., Networks North Acquisition Corp., Chell.com Ltd. and Cameron Chell.+

10.2 Valuation of Chell.com Ltd. as of May 31, 2000 by Stanford Keene+

10.3 Financial Statements for C Me Run for period ended March 31, 2000. These financial statements were filed with the SEC on a Form 10-QSB. C Me Run has announced that it intends to file an amended Form 10-QSB containing a restatement of such financial statements.+

23.1 Consent of Lazar Levine & Felix LLP

23.2 Consent of Simione Scillia Larrow & Dowling LLC

+     Incorporated by reference. See Exhibit Index

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Chell Group Corporation f/k/a
                                                Networks North Inc.

                                                a New York Corporation


Date: February 27, 2001                   By: /s/ Don Pagnutti
                                              ----------------------------------
                                              Don Pagnutti, Vice President,
                                              Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number      Description of Exhibit                                      Location

10.1        Agreement of Purchase and Sale dated August 4,
            2000 by and among Network North Inc., Networks
            North Acquisition Corp., Chell.com Ltd. and
            Cameron Chell.                                              Exh. A.

10.2        Valuation of Chell.com Ltd. as of May 31, 2000 by
            Stanford Keene.                                             Exh. B

10.3        Financial Statements for C Me Run for period ended
            March 31, 2000.                                             Exh. F

All of the above Exhibits are incorporated by reference to the exhibit number listed above in the Definitive Proxy Statement on Form 14A of the Registrant (File No. 000-18066), filed with the Securities and Exchange Commission on August 8, 2000.

23.1 Consent of Lazar Levine & Felix LLP

23.2 Consent of Simione Scillia Larrow & Dowling LLC

Item 7.(a)(1) Balance Sheet and statement of income and cash flows of Engyro as of August 31, 2000

                                  ENGYRO, INC.
                      (A Company in the Development Stage)

                          AUDITED FINANCIAL STATEMENTS

                      Period from Inception (May 19, 2000)
                             through August 31, 2000

ENGYRO, INC.
(A Company in the Development Stage)

TABLE OF CONTENTS

                                                                            Page

REPORT OF INDEPENDENT AUDITORS                                                 1

FINANCIAL STATEMENTS

         Balance Sheet                                                         2
         Statement of Operations                                               3
         Statement of Deficiency in Assets                                     4
         Statement of Cash Flows                                               5
         Notes to Financial Statements                                         6

              [LETTERHEAD OF SIMIONE SCILLIA LARROW & DOWLING LLC]

REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Engyro, Inc.
Shelton, Connecticut

We have audited the accompanying balance sheet of Engyro, Inc. as of August 31, 2000 and the related statements of operations and retained earnings, and cash flows for the period from May 19, 2000 (date of inception) through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engyro, Inc. as of August 31, 2000, and the results of its operations and cash flows for the period from May 19, 2000 (date of inception) through August 31, 2000 in conformity with generally accepted accounting principles.


/s/ Simione Scillia Larrow & Dowling LLC

New Haven, Connecticut
December 27, 2000

ENGYRO, INC.
(A Company in the Development Stage)
BALANCE SHEET
August 31, 2000

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                           $1,293,146
  Other current assets                                                   258,942
                                                                      ----------

       Total current assets                                            1,552,088
                                                                      ----------

LONG-TERM ASSETS
  Certificate of deposit                                                 255,000
  Property and equipment, net                                            532,423
                                                                      ----------

       Total long-term assets                                            787,423
                                                                      ----------

                                                                      $2,339,511
                                                                      ==========

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
    Accounts payable and accrued expenses                           $   352,462
                                                                    -----------

             Total current liabilities                                  352,462
                                                                    -----------

CONVERTIBLE PREFERRED STOCK, SERIES A                                 3,419,944
                                                                    -----------

DEFICIENCY IN ASSETS
    Common stock, $.001 par value per share; authorized
       20,000,000 shares; issued and outstanding 1,585,000 shares         1,585
    Paid - in capital                                                       100
    Accumulated accretion of value of preferred stock                   (22,917)
    Deficit accumulated during development stage                     (1,411,663)
                                                                    -----------

                                                                     (1,432,895)
                                                                    -----------
                                                                    $ 2,339,511
                                                                    ===========

See notes to financial statements.

ENGYRO, INC.
(A Company in the Development Stage)
STATEMENT OF CHANGES IN OPERATIONS
Period from May 19, 2000 (date of inception) through August 31, 2000

REVENUES                                                            $        --

COST OF SALES                                                                --
                                                                    -----------

GROSS MARGIN ON SALES                                                        --
                                                                    -----------

OPERATING EXPENSES
    Product development                                                 587,748
    Marketing and selling                                                70,996
    General and administrative                                          747,242
                                                                    -----------

          Total operating expenses                                    1,405,986
                                                                    -----------

LOSS FROM OPERATIONS                                                 (1,405,986)

OTHER INCOME (EXPENSE)
       Interest income                                                    4,220
       Interest expense                                                  (9,897)
                                                                    -----------

          Net other income (expense)                                     (5,677)
                                                                    -----------

NET LOSS                                                            $(1,411,663)
                                                                    ===========

See notes to financial statements.

ENGYRO, INC.
(A Company in the Development Stage)
STATEMENT OF CHANGES IN DEFICIENCY IN ASSETS

                                                                                       Accumulated        Deficit
                                                 Common Stock                           Accretion       Accumulated
                                           ------------------------                    of Value of        During
                                                            Amount        Paid-In       Preferred       Development
                                             Shares         at Par        Capital         Stock            Stage           Total
                                           ---------      ---------      ---------       --------       -----------     -----------
Balance, January 1, 2000                          --      $      --      $      --       $     --       $        --     $        --

Issuance of common stock, to
    individual investors                   1,585,000          1,585            100             --                --           1,685

Accretion of value of preferred stock             --             --             --        (22,917)               --         (22,917)

Net loss                                          --             --             --             --        (1,411,663)     (1,411,663)
                                           ---------      ---------      ---------       --------       -----------     -----------

Balance, August 31, 2000                   1,585,000      $   1,585      $     100       $(22,917)      $(1,411,663)    $(1,432,895)
                                           =========      =========      =========       ========       ===========     ===========

See notes to financial statements.

ENGYRO, INC.
(A Company in the Development Stage)
STATEMENT OF CASH FLOWS
Period from May 19, 2000 (date of inception) through August 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                        $(1,411,663)
    Adjustments to reconcile net loss to
       cash used in operating activities:
          Depreciation and amortization                                   9,030
          Changes in assets and liabilities:
             Other current assets                                      (258,942)
             Accounts payable and accrued expenses                      352,462
                                                                    -----------

                Net cash used in operating activities                (1,309,113)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of certificate of deposit                                 (255,000)
    Purchases of property and equipment                                (534,219)
                                                                    -----------

                Net cash used in investing activities                  (789,219)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of capital stock and receipt of paid-in capital              1,685
    Proceeds from issuance of preferred stock, Series A               3,389,793
                                                                    -----------

                Net cash provided by financing activities             3,391,478
                                                                    -----------

NET INCREASE IN CASH                                                  1,293,146

CASH AND CASH EQUIVALENTS, Beginning                                         --
                                                                    -----------

CASH AND CASH EQUIVALENTS, Ending                                   $ 1,293,146
                                                                    ===========

See notes to financial statements.

ENGYRO, INC.
(A Company in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

On May 19, 2000, Engyro, Inc. (Engyro or the Company) was incorporated. Engyro provides payment and transaction settlement solutions focused on the Application Service Provider (ASP) industry. Engyro provides data consolidation, reconciliation, transaction settlement, and payment processing and revenue assurance services for the new economy sector, currently serving the Application Service Provider industry, the software industry and evolving m-commerce applications. Engyro's management believes that the Company has developed leading edge technologies based on an open architecture Java software and ultra sophisticated Online Analytical Processing (OLAP) software. Engyro partners with metering, billing and ASP infrastructure providers to complement its services.

On July 31, 2000, R Home Funding Co. Ltd., was merged into Engyro, Inc., with Engyro as the surviving entity. R Home Funding Co. Ltd., was incorporated on November 4, 1999 as a Nevada Corporation. On November 26, 1999, R Home Funding entered into a consulting agreement with Chell.com whereby R Home Funding would receive certain corporate strategic services and advice. As a result of the merger, Engyro assumed this consulting agreement, which expires during January 2001.

Significant Accounting Policies

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying consolidated financial statements.

Cash and Cash Equivalents -- Cash is invested in overnight sweep accounts on a nightly basis. Deposits in banks may exceed the amount of insurance provided on such deposits. The Company performs reviews of the credit worthiness of its depository banks. The Company has not experiences any losses on its deposits of cash.

Certificate of Deposit -- The Company was required to deliver a security deposit to the We Progress Drive, L.L.C. (Landlord) representing one year's lease payment. In lieu of cash, the Company issued a Letter of Credit to the Landlord. The Letter of Credit is secured by a $255,000 Certificate of Deposit with First Union National Bank. The amount of this deposit decreases monthly during the second year of the lease until the obligation is eliminated at the end of the second year.

ENGYRO, INC.
(A Company in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Other Current Assets -- Other current assets consist primarily of advances to shareholders for contractual consulting services to be provided through January 15, 2001. Consulting costs are expensed as incurred. The consulting expense through August 31, 2000 was approximately $462,000.

Property and Equipment -- Property and equipment are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives for equipment and the shorter of the useful lives or the related lease term for leasehold improvements.

Stock-Based Compensation -- The Company recognizes expense for stock options granted to its employees and board members in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25). APB 25 requires recognition of compensation expense if the exercise price is greater than the fair market value at the date of the grant.

Deferred Income Taxes -- Deferred income taxes are provided on the differences between the financial statement and tax bases of assets and liabilities and operating loss carryovers using enacted tax rates in which the differences are expected to reverse.

NOTE 2 -- CONCENTRATION OF CREDIT RISK

The Company has cash in various financial institutions that insure deposits up to $100,000 per depositor through the Federal Deposit Insurance Corporation
(FDIC). Deposits in excess of FDIC coverage are not insured and thereby represent a credit risk to the Company. At August 31, 2000, there was $1,535,803 of uninsured deposit amounts.

NOTE 3 -- PROPERTY AND EQUIPMENT

Property and equipment at August 31, 2000 consisted of the following:

Furniture and fixtures                                                  $  6,025
Computer equipment                                                        39,715
Software                                                                 488,479
                                                                        --------

                                                                         534,219
Less accumulated depreciation                                              1,796
                                                                        --------

Property and equipment, net                                             $532,423
                                                                        ========

ENGYRO, INC.
(A Company in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

NOTE 4 -- PREFERRED STOCK

In August 2000, Engyro issued 975,000 shares of Series A preferred stock at $3.84 (preference value) per share. Proceeds from the sale were used to finance the development of its financial transaction technology and to fund daily operations.

The following is a summary of convertible redeemable preferred stock at August 31, 2000:

Series A cumulative convertible preferred
   stock, par value $0.01; 20,000,000
   shares authorized: 975,000 shares
   issued and outstanding (redeemable at
   $4.61 at August 31, 2000)                                        $ 3,749,900
Accumulated accretion of value of preferred stock                        22,917
Less financing costs, net of accumulated
   amortization of $7.235                                              (352,873)
                                                                    -----------

Net preferred stock                                                 $ 3,419,944
                                                                    ===========

Holders of the preferred stock are entitled to a cumulative annual dividend at the rate of 10 percent of the lower of (a) the preference value ($3.84 per share); and (b) once the common stock of the Company is publicly traded on a national securities exchange or an established over the counter trading market in the United States (publicly traded), 80 percent of the average closing bid price, for 15 consecutive trading days prior to December 31 of the preceding year provided such price shall not be less than $1.92 per share, payable quarterly in cash or shares of common stock, at the election of the Company, commencing September 30, 2000.

For purposes of determining aggregate redemption value, it is assumed redemption does not occur until August 8, 2003 with dividends accumulating until such time. This will result in a redemption amount of $5,616,000. Additionally, these same assumptions are used to record accretions in value using the interest method.

If, on or after August 8, 2003 (redemption date), the Series A convertible preferred stock has not been converted to common stock, the Company shall redeem all shares of Series A convertible preferred stock outstanding on that date out of funds legally available for such payment at a per share redemption price equal to the redemption price described below. Any holder of the Series A convertible preferred stock shall have the right to convert his shares to shares of common stock until August 8, 2003 (redemption date). The redemption price of the convertible preferred stock shall be the sum of 120 percent of the preference value ($3.84) plus 100 percent of all accumulated and unpaid dividends accrued as of the redemption date.

If the Company fails to discharge all or any part of its preferred stock redemption obligations because sufficient funds are not available, the holders of the preferred stock shall share ratably in any distribution of cash legally available.

ENGYRO, INC.
(A Company in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

NOTE 5 -- STOCK OPTIONS AND WARRANTS

The Company has a fixed stock option plan under which officers and key employees may be granted options to purchase shares of the Company's authorized but unissued common stock. From May 19, 2000 (date of inception) through August 31, 2000, the Company issued 675,000 options to officers and key employees. These options vest at 25 percent each anniversary date (August 8) over the next 4 years at an exercise price of $5.00 per share. From inception (May 19, 2000) through August 31, 2000, no options were vested or exercised. The option price for all options granted equaled or exceeded the fair value of the Company's stock at the time of issue. Accordingly, the Company did not recognize any compensation expense in relation to options granted to employees during the period from inception (May 19, 2000) through August 31, 2000.

The following is a summary of the status of the stock option plan for the period from inception (May 19, 2000) through August 31, 2000:

                                                     Shares       Exercise Price
                                                     -------      --------------

Outstanding at beginning of year                          --          $    --
Granted                                              675,000             5.00
Exercised                                                 --               --
Forfeited                                                 --               --
                                                     -------          -------

Outstanding at end of year                           675,000          $  5.00
                                                     =======          =======

During the period from inception (May 19, 2000) to August 31, 2000, Engyro issued warrants for the purchase of 292,500 shares of common stock at $5.00 per share, in connection with the issuance of the convertible redeemable preferred stock. The warrants become exercisable commencing August 9, 2000 and ending August 9, 2003. As of August 31, 2000, 292,500 shares of common stock were reserved for that purpose.

NOTE 6 -- PROVISION FOR INCOME TAXES

At August 31, 2000, the Company has available net operating losses for federal and state corporation income tax purposes of approximately $1,424,000, which can be carried forward for up to 15 years (federal) and 5 years (state). Anticipated corporate tax benefits related to these loss carryforwards amounting to $576,000 are fully reserved by the Company because as a development stage company, it is not more likely than not that the asset will be realizable.

ENGYRO, INC.
(A Company in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

NOTE 7 -- LEASE COMMITMENT

At August 31, 2000, the Company leases temporary office space in Shelton, Connecticut through December 31, 2000. Rent expense for the period from May 19, 2000 (date of inception) through August 31, 2000 amounted to $3,310.

In August 2000, the Company entered into an agreement to lease its office space at another location in Shelton, Connecticut at an annual rental of $257,907, subject to escalating rates expiring June 30, 2005. The lease allows the Company to occupy the space starting in January 2001.

At August 31, 2000, future minimum payments under the noncancellable operating leases were as follows:

2000                                                                  $   31,492
2001                                                                     259,171
2002                                                                     274,342
2003                                                                     289,513
2004                                                                     303,420
Thereafter                                                               278,135
                                                                      ----------

Total minimum lease payments                                          $1,436,073
                                                                      ==========

NOTE 8 -- UNCERTAINTIES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent months.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Item 7.(a)(2) Balance sheet and statements of income and cash flows of cDemo for the period ended August 31, 2000
                                   cDEMO INC.

                          (a Development Stage Company)

                              FINANCIAL STATEMENTS

         FOR THE PERIOD JANUARY 14, 2000 (INCEPTION) TO AUGUST 31, 2000
                                   cDEMO INC.

                          (a Development Stage Company)

         FOR THE PERIOD JANUARY 14, 2000 (INCEPTION) TO AUGUST 31, 2000

                                    - INDEX -

                                                                         Page(s)
                                                                         -------

Independent Auditors' Report                                                F-66

Financial Statements:

   Balance Sheet - August 31, 2000                                          F-67

   Statement of Operations - For the Period from
     January 14, 2000 (Inception) to August 31, 2000                        F-68

   Statement of Shareholders' Equity (Deficiency) -
     For the Period from January 14, 2000 (Inception) to
     August 31, 2000                                                        F-69

   Statement of Cash Flows - For the Period from
     January 14, 2000 (Inception) to August 31, 2000                        F-70

   Notes to Financial Statements                                         F-71-76

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders cDemo Inc.
Calgary, Alberta

We have audited the accompanying balance sheet of cDemo Inc. (a Development Stage Company) as of August 31, 2000 and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from January 14, 2000 (Inception) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of cDemo Inc. (a Development Stage Company) and the results of its operations and cash flows for the period from January 14, 2000 (Inception) to August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, operations have generated losses from inception and, as of August 31, 2000, the Company has an accumulated deficit. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     ___________________________
                                                     LAZAR LEVINE & FELIX LLP

New York, New York
January 25, 2001
                                   cDEMO INC.
                          (a Development Stage Company)
                                  BALANCE SHEET
                              AS OF AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

                               - ASSETS - (Note 5)
CURRENT ASSETS:
    Cash and cash equivalents                                                                                     $   1,779,226
    Prepaid expenses and other current assets (Note 9)                                                                  739,339
                                                                                                                  -------------

TOTAL CURRENT ASSETS                                                                                                  2,518,565

FIXED ASSETS - net of accumulated depreciation and amortization (Note 4)                                                106,969

OTHER ASSETS:
    Deferred financing costs -net of accumulated amortization (Note 5)                           $     443,868
    Non-competition costs (Note 6)                                                                     149,000          592,868
                                                                                                 -------------    -------------

                                                                                                                  $   3,218,402
                                                                                                                  =============

                 - LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) -
CURRENT LIABILITIES:
    Accounts payable and accrued liabilities                                                                      $      90,300
                                                                                                                  -------------

TOTAL CURRENT LIABILITIES                                                                                                90,300

LONG-TERM DEBT:
    Convertible debentures (Note 5)                                                                                   4,277,000

COMMITMENTS AND CONTINGENCIES (Notes 6, 9, 10 and 11)

SHAREHOLDERS' EQUITY (DEFICIENCY) (Note 7):
    Common shares - authorized 20,000,000 shares, $.001 par value; 2,088,000 shares issued
      and outstanding                                                                            $       2,088
    Additional paid-in capital                                                                         210,107
    Deficit accumulated during the development stage                                                (1,361,093)      (1,148,898)
                                                                                                 -------------    -------------

                                                                                                                  $   3,218,402
                                                                                                                  =============

                                   cDEMO INC.
                          (a Development Stage Company)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM JANUARY 14, 2000 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

REVENUES                                                          $          --

EXPENSES:
    General and administrative                   $   1,273,680
    Computer development costs                          52,219
    Amortization                                        24,543
    Foreign exchange                                    10,651        1,361,093
                                                 -------------    -------------

NET LOSS (Note 8)                                                 $  (1,361,093)
                                                                  =============
                                   cDEMO INC.
                          (a Development Stage Company)
                 STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD FROM JANUARY 14, 2000 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

                                                                              Deficit
                                                                            accumulated
                                                             Additional     during the
                                                Common         paid-in      development      Total
                                           Shares    Amount    capital        stage        (Deficit)
                                         ---------   ------   ---------    -----------    -----------
Subscription of common stock
Cash:
    Common stock issued                    174,000   $  195   $      --    $        --    $       195
    12 for 1 stock split (Note 7)        1,914,000    1,893      (1,893)            --             --
Non-Cash:
    Value of warrants granted (Note 7)          --       --     212,000             --        212,000
Net loss                                        --       --          --     (1,361,093)    (1,361,093)
                                         ---------   ------   ---------    -----------    -----------

Balance at August 31, 2000               2,088,000   $2,088   $ 210,107    $(1,361,093)   $(1,148,898)
                                         =========   ======   =========    ===========    ===========

                                   cDEMO INC.
                          (a Development Stage Company)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM JANUARY 14, 2000 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                      $  (1,361,093)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Amortization                                                                     24,543
        Consulting fees                                                                  64,000
    Changes in operating assets and liabilities:
        (Increase) in prepaid expenses and other current assets                        (739,339)
        Increase in accounts payable and accrued expenses                                90,300
                                                                                  -------------
        Net cash (used in) operating activities                                      (1,921,589)

CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchase of fixed assets                                  $    (118,831)
                                                                  -------------
        Net cash (used in) investing activities                                        (118,831)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Deferred financing costs                                           (456,549)
    Non-competition costs                                              (149,000)
    Issue of convertible debentures                                   4,425,000
    Sale of common stock                                                    195
                                                                  -------------
        Net cash provided by financing activities                                     3,819,646
                                                                                  -------------

NET INCREASE IN CASH                                                                  1,779,226

    Cash and cash equivalents, at inception                                                  --
                                                                                  -------------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD                                       $   1,779,226
                                                                                  =============

                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS:

            cDemo Inc. (the "Company"), was incorporated under the laws of the State of Delaware by Articles of Incorporation dated January 14, 2000. The Company filed to have its name changed from the original name of buyersangel.com inc. to consumersangel.com inc. A subsequent filing was done to change the Company's name to C Me Buy Inc. A final name change was filed for and received on May 4, 2000 changing the Company's name to cDemo Inc.

            The Company's business purpose is to develop an infrastructure that empowers and aids consumers for transacting in the automotive industry.

            Since the most significant portion of the Company's operations are located in Canada and its normal transaction currency is Canadian dollars, these financial statements are stated in Canadian dollars.

            The Company has been in the development stage in accordance with Statement of Financial Accounting Standards No. 7, since its inception. Principal operations of the Company have not yet commenced.

NOTE 2 - BASIS OF PRESENTATION - GOING CONCERN:

            The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company as of August 31, 2000 has had significant operating losses, has a deficit in shareholder's equity of $1,148,898 and has not yet generated revenues. These factors create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

            Ultimate recovery of the Company's assets is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. It is management's opinion that the Company will be able to obtain the necessary financing to continue development activities over the next fiscal year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America
            (GAAP). Outlined below are those policies considered particularly significant.

      (a)   Deferred financing

            Deferred financing charges represent costs paid by the Company relating to the convertible debenture financing. Financing fees and expenses relating to this debt financing will be amortized over the term of the related debt which is 3 years. During the period, $12,682 of these costs have been amortized.

                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      (b)   Fixed assets

            Fixed assets are recorded at cost. Depreciation of fixed assets is provided on a straight-line basis as follows:

            Furniture and fixtures    -        5 years
            Computer hardware         -        3 years
            Computer software         -        3 years

            Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are charged to operations and major improvements are capitalized.

      (c)   Foreign currency

            Assets and liabilities transacted in a foreign currency are translated at the period end exchange rate while revenues and expenses are translated at average exchange rates for the period. Any gains or losses resulting from the translation of these assets and liabilities are recorded on the statement of operations.

      (d)   Financial instruments

            The Company's assets and liabilities include various financial instruments. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair market values of these financial instruments approximate their carrying values, unless otherwise noted.

      (e)   Use of estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

      (f)   Statement of Comprehensive Income

            SFAS 130, "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting other comprehensive income and its components. Since the Company currently does not have material items of other comprehensive income, a statement of comprehensive income is not required.

      (g)   Advertising Expenses

            To date the Company has incurred no expenses for advertising and promoting its services. Such costs will be expensed as incurred.

                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      (h)   Income Taxes

            Deferred income taxes are recognized for tax consequences of temporary differences, principally depreciation, by applying enacted statutory tax rates applicable for years in which taxes are expected to be paid or recovered to differences between the financial reporting and the tax bases of existing assets and liabilities.

      (i)   Cash Equivalents

            The Company defines cash equivalents as all short-term, highly liquid investments with original maturity dates of less than 90 days.

      (j)   New accounting pronouncements

            (i) In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. Based on its current and planned future activities, the Company believes that the adoption of SFAS No. 133 will not have any current effect or expected future effect on its financial statements.

            (ii) On December 3, 1999, the United States Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 summarizes some of the SEC's interpretations of the application of generally accepted accounting principles to revenue recognition. Revenue recognition under SAB 101 was initially effective for the Company's first quarter 2000 financial statements. However, SAB 101B, which was released on June 26, 2000, delayed adoption of SAB 101 until no later than the fourth fiscal quarter 2000. Changes resulting from SAB 101 require that a cumulative effect of such changes for 1999 and prior years be recorded as an adjustment to net income on January 1, 2000.

                  The Company believes that its revenue recognition practices are in substantial compliance with SAB 101 and that adoption of its provisions will not be material to its results of operations.

NOTE 4 - FIXED ASSETS:

            The major classes of fixed assets are as follows:

                Furniture and fixtures                                  $  7,876
                Computer hardware                                         59,327
                Computer software                                         10,570
                Leasehold improvements                                    41,058
                                                                        --------
                                                                         118,831
                Less:  accumulated depreciation                           11,862
                                                                        --------

                Net book value                                          $106,969
                                                                        ========
                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 5 - CONVERTIBLE DEBENTURES:

            During the period, the Company issued $4,425,000 (US$3,000,000) in convertible debentures bearing interest at 8% per annum, due on July 31, 2003 and secured by a general security agreement on all of the assets of the Company. These debentures are convertible into 1 common share of the Company's common stock for every US$5 of debt. When the Company is publicly traded, the debentures are convertible into 1 common share at the lower of US$5 or 80% of the average closing price for 15 consecutive trading days prior to the conversion, subject to a floor price of US$2.50. The convertible debenture was subscribed for by two related parties, VC Advantage Limited Partnership and the VC Advantage (Bermuda) Fund Ltd., of which a director of the Company is an investor and beneficiary, respectively.

            Costs aggregating $456,550, required to obtain this financing are reflected in deferred financing costs on the balance sheet.

NOTE 6 - NONCOMPETITION AGREEMENT:

            On August 22, 2000, the Company entered into a noncompetition agreement with a former officer of the Company for a period of three years. The cost of this arrangement of $149,000 (US$100,000) will be amortized on a straight-line method over the term of the agreement. No amortization expense was charged to operations for the period ended August 31, 2000.

NOTE 7 - SHAREHOLDERS EQUITY (DEFICIENCY):

            During the period ended August 31, 2000, the Company changed its authorized shares from 200,000 common shares with no par value to 20,000,000 common shares with $.001 par value.

            On August 21, 2000, the Board of Directors authorized a 12 for 1 stock split of the Company's common stock. As a result of the split, 1,914,000 additional shares were issued, and additional paid-in capital was reduced by $1,893.

            During the period ended August 31, 2000, the Company issued 660,000 warrants, allowing the holder to purchase 1 common share for every warrant at prices varying between US$2.083 and US$5 per share, until dates varying from March 1, 2003 to August 21, 2003.

            No expense has been recorded for 480,000 of these warrants issued to a trust fund on behalf of a director. The value attributable to these warrants, based on the Black-Scholes pricing model, with an expected volatility of 0% and risk free rate of return of 6% would approximate $593,000. Accordingly, the value attributable to the warrants is approximately $1.24 each. The expected life of the warrants is the date of expiration. It is expected that no dividends will be paid on the common shares after conversion of any warrants.

                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 7 - SHAREHOLDERS EQUITY (DEFICIENCY) (Continued):

            Had cost for these 480,000 warrants issued to the fund been recorded, the pro-forma income statement would have been as follows:

                     Reported net loss                              $(1,361,093)
                     Cost of warrants                                  (593,000)
                                                                    -----------
                     Pro forma net loss                             $(1,954,093)
                                                                    ===========

            As to the remaining warrants, the Company issued 60,000 of these warrants to a consultant for services provided (see Note 9) and 120,000 warrants were issued in conjunction with the convertible debenture financing (see Note 5). An expense of $64,000 has been recorded for the warrants issued to the consultant. The $148,000 of value attributed to the convertible debentures financing has been netted against the debentures on the balance sheet and will be amortized over the life of the convertible debt. The value of the warrants granted was estimated using the Black-Scholes pricing model.

            Pursuant to an escrow agreement dated August 21, 2000 with the shareholders of the Company, all 2,088,000 common shares of the Company may not be traded, released, transferred or dealt with in any manner. The shares will be released from escrow 1/3 each on the dates of July 31, 2001, July 31, 2002 and July 31, 2003.

NOTE 8 - INCOME TAXES:

            The Company has adopted SFAS 109, "Accounting for Income Taxes" which requires use of the asset and liability approach of providing for income taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            The Company has available for income tax purposes a net operating loss carry forward of approximately $1,300,000 which can be carried forward over the next 7 years as per Canadian tax law. Since there is no assurance that the Company will generate future taxable income to utilize the deferred tax asset generated by the net operating loss carry forward, the Company has taken a full valuation allowance against the asset.

NOTE 9 - RELATED PARTY TRANSACTIONS:

            (a) The Company has paid consulting fees to parties related by virtue of being shareholders or on the management team in the amount of $318,927.

            (b) The Company has committed to paying $2,900 per month for rent to a related party by virtue of being a common shareholder and director.

NOTE 9 - RELATED PARTY TRANSACTIONS (Continued):

                                   cDEMO INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

            (c) The Company has entered into an agreement with a party related by virtue of being a common shareholder and director for provision of supplying certain strategic services and advice. The contract called for a lump sum payment of $1,065,600 (US$720,000). As at August 31, 2000, four months of services have been performed therefore, $710,400 (US$480,000) has been recorded as prepaid expenses and $355,200 ($240,000) has been expensed. 60,000 warrants have also been issued pursuant to this contract (Note 7).

            (d) The Company issued US$3,000,000 in convertible debentures to two related parties (Note 5).

            (e) The Company entered into a noncompetition agreement at a cost of $149,000 with a former officer of the Company (Note 6).

NOTE 10 - FINANCIAL INSTRUMENTS:

            As disclosed in Note 3 (d), the Company holds various forms of financial instruments. The nature of these instruments and the Company's operations expose the Company to foreign currency risk and industry credit risk. The Company manages its exposure to these risks by operating in a manner that minimizes its exposure to the extent practical.

            (a)   Foreign currency rate risk management

                  The Company manages its exposure to foreign currency fluctuations by maintaining foreign currency bank accounts and receivables to offset foreign currency payables and planned expenditures. At August 31, 2000, approximately US$1.1 million was being held at one institution.

            (b)   Credit risk

                  Substantially all of the Company's cash is being held at one financial institution.

NOTE 11 - COMMITMENTS AND CONTINGENCIES:

            (a) As per the convertible debt agreement, prior to May 31, 2001, the Company is required to file a registration statement with the SEC to register common stock to be issued by the Company as well as 200% of the shares that would be issued upon debt conversions and 100% of the shares to be issued upon exercise of the lender and agent warrants. Any delay in obtaining such registration will result in the Company paying the lender an amount equal to 1% per month of the original advance. The lender has the option of converting this penalty into common shares at the same conversion price as the original principal loan.

            (b) The Company has entered into consulting agreements with various individuals which require monthly payments of approximately $46,000. These agreements can be terminated at any time by either party without any additional liability.

Item 7.(a)(3) Balance sheets and statements of income and cash flows of eSupplies for the period ended August 31, 2000
                            eSUPPLIES (ALBERTA) LTD.

                              FINANCIAL STATEMENTS

       FOR THE PERIOD FROM OCTOBER 29, 1999 (INCEPTION) TO AUGUST 31, 2000
                                         eSupplies (Alberta) Ltd.
                                         Interim Financial Statements For the
                                         period from date of incorporation on
                                         October 29, 1999 to August 31, 2000
                                         (Unaudited)

                                                                        Contents
================================================================================

Review Engagement Report                                                       2
Comments by Accountant for US Readers
   On Canada - US Reporting Differences                                        3

Interim Financial Statements
   Interim Balance Sheet                                                       4
   Interim Statement of Operations and Deficit                                 5
   Interim Statement of Cash Flows                                             6
   Notes to Interim Financial Statements                                  7 - 16

                                                                          [LOGO]
                            eSUPPLIES (ALBERTA) LTD.
       FOR THE PERIOD FROM OCTOBER 29, 1999 (INCEPTION) TO AUGUST 31, 2000

                                    - INDEX -

                                                                        Page(s)
                                                                        -------

Independent Auditors' Report                                               1.

Financial Statements:

   Balance Sheet - August 31, 2000                                         2.

   Statement of Operations - For the Period from
     October 29, 1999 (Inception) to August 31, 2000                       3.

   Statement of Shareholders' Equity (Deficiency) -
     For the Period from October 29, 1999 (Inception) to
     August 31, 2000                                                       4.

   Statement of Cash Flows - For the Period from
     October 29, 1999 (Inception) to August 31, 2000                       5.

Notes to Financial Statements                                           6. - 14.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders eSupplies (Alberta) Ltd.
Calgary, Alberta

We have audited the accompanying balance sheet of eSupplies (Alberta) Ltd. as of August 31, 2000 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the period from October 29, 1999 (Inception) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eSupplies (Alberta) Ltd. and the results of its operations and cash flows for the period from October 29, 1999 (Inception) to August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, operations have generated losses from inception and, as of August 31, 2000, the Company has an accumulated deficit and negative working capital. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                     ________________________
                                                     LAZAR LEVINE & FELIX LLP

New York, New York
January 25, 2001
                            eSUPPLIES (ALBERTA) LTD.
                                  BALANCE SHEET
                              AS OF AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

                               - ASSETS (Note 6) -
CURRENT ASSETS:
    Cash and cash equivalents                                                                                $     782,672
    Restricted cash (Note 10)                                                                                      940,407
    Accounts receivable - net of allowance for doubtful accounts of $309,544                                       565,528
    Accounts receivable - affiliates (Note 8i)                                                                      58,668
    Inventory                                                                                                       11,941
    Prepaid expenses (Note 8b)                                                                                     530,489
                                                                                                             -------------

TOTAL CURRENT ASSETS                                                                                             2,889,705

FIXED ASSETS - net of accumulated depreciation and amortization (Note 4)                                           784,882

OTHER ASSETS:
    Deferred financing costs (Note 6)                                                    $     415,773
    Non-competition costs (Note 9)                                                             120,961             536,734
                                                                                         -------------       -------------

                                                                                                             $   4,211,321
                                                                                                             =============

                 - LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) -
CURRENT LIABILITIES:
    Accounts payable and accrued liabilities (Note 11)                                                       $     659,709
    Convertible debt (Note 6)                                                                                    3,623,801
                                                                                                             -------------

TOTAL CURRENT LIABILITIES                                                                                        4,283,510

COMMITMENTS AND CONTINGENCIES (Notes 8, 10, 11, 12, 13 and 14)

SHAREHOLDERS' EQUITY (DEFICIENCY) (Note 7)
    Class A voting common shares - unlimited number of shares
       authorized, no par value; 3,550,000 shares issued and outstanding                 $   4,879,222
    Class B voting common shares, unlimited number of shares
       authorized, no par value; no shares issued and outstanding                                   --
    Class C and D non-voting common shares, unlimited number of
       shares authorized, no par value; no shares issued and outstanding                            --
    Additional paid-in capital                                                                 675,580
    Accumulated deficit                                                                     (5,626,991)            (72,189)
                                                                                         -------------       -------------
                                                                                                             $   4,211,321
                                                                                                             =============

                            eSUPPLIES (ALBERTA) LTD.
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM OCTOBER 29, 1999 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

SALES                                                               $ 1,076,123

COST OF SALES                                                         1,043,222
                                                                    -----------

GROSS PROFIT                                                             32,901

EXPENSES:
    Depreciation and amortization                 $  287,402
    Impairment charge (Note 4)                       746,499
    Website development costs                        757,302
    General and administrative costs               3,576,038
    Financing costs                                   75,809
    Interest expense                                 216,842          5,659,892
                                                  ----------        -----------

NET LOSS                                                            $(5,626,991)
                                                                    ===========
                            eSUPPLIES (ALBERTA) LTD.
                 STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD FROM OCTOBER 29, 1999 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

                                                                                                         Deficit
                                                                                                       accumulated
                                               Class A              Class B, C and D     Additional    during the
                                                Common                   Common            paid-in     development      Total
                                         Shares        Amount      Shares      Amount      capital        stage        (Deficit)
                                      -----------   -----------   --------   ---------   -----------   -----------    -----------
Subscription of common shares
Cash:
    Common stock issued (Note 7a)       2,500,000   $         1         --   $      --   $        --   $        --    $         1
    Issued upon conversion of VCALP
      debt - net (Note 7b)                416,667     3,492,504         --          --            --            --      3,492,504
Non-Cash:
    Issued upon conversion of
      Willsons debt (Note 7c)             633,333     1,386,717         --          --            --            --      1,386,717
    Value of warrants granted (Note
      7d)                                      --            --         --          --       675,580            --        675,580
Net loss                                       --            --         --          --            --    (5,626,991)    (5,626,991)
                                      -----------   -----------   --------   ---------   -----------   -----------    -----------

Balance at August 31, 2000              3,550,000   $ 4,879,222         --   $      --   $   675,580   $(5,626,991)   $   (72,189)
                                      ===========   ===========   ========   =========   ===========   ===========    ===========

                            eSUPPLIES (ALBERTA) LTD.
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM OCTOBER 29, 1999 (INCEPTION) TO AUGUST 31, 2000
                         (Expressed in Canadian Dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                               $    (5,626,991)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Amortization and write-down of capital assets                                            1,049,058
        Interest                                                                                   157,634
        Amortization of deferred finance cost and noncompetition costs                             102,901
    Changes in operating assets and liabilities:
        Decrease in accounts receivable                                                            255,867
        Decrease in inventory                                                                      275,654
        (Increase) in prepaid expenses                                                            (530,489)
        Increase in accounts payable and accrued liabilities                                       659,709
                                                                                           ---------------
        Net cash (used in) operating activities                                                 (3,656,657)

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisition of assets                                            $       369,966
        Purchase of capital assets                                            (1,733,940)
        Noncompetition costs                                                    (148,110)
        Restricted cash                                                         (940,407)
                                                                         ---------------
        Net cash (used in) investing activities                                                 (2,452,491)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Issuance of convertible debenture                                      3,680,500
        Deferred financing                                                      (378,130)
        Issuance of common stock                                               3,589,450
                                                                         ---------------
        Net cash provided by financing activities                                                6,891,820
                                                                                           ---------------

NET INCREASE IN CASH                                                                               782,672

    Cash and cash equivalents, at beginning of period                                                   --
                                                                                           ---------------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD                                                $       782,672
                                                                                           ===============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
 ACTIVITIES:
    The Company purchased the assets of Willson Stationers Ltd. in the aggregate amount of $1,637,624 and assumed debt in the aggregate amount of $5,455,660

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS:

            eSupplies (Alberta) Ltd. (the "Company"), was incorporated under the Canadian Alberta Business Corporations Act on October 29, 1999. The Company filed to have its name changed from the original name of 851970 Alberta Ltd. to eSupplies (Alberta) Ltd. The Company is a provider of business products and services.

            Since the most significant portion of the Company's operations are located in Canada and its normal transaction currency is Canadian dollars, these financial statements are stated in Canadian dollars.

NOTE 2 - BASIS OF PRESENTATION - GOING CONCERN:

            The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company as of August 31, 2000 has negative working capital of $1,393,805, a deficit in shareholder's equity of $72,189 and net loss for the period from October 29, 1999 to August 31, 2000 of $5,626,991. Ultimate recovery of the Company's assets is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. It is management's opinion that the Company will be able to obtain the necessary financing to continue development activities over the next fiscal year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            The Company's accounting policies are in accordance with accounting principles generally accepted in the United States of America
            (GAAP). Outlined below are those policies considered particularly significant.

      (a)   Deferred financing

            Deferred financing charges represent costs paid by the Company relating to the convertible debenture financing. Financing fees and expenses relating to the debt financing will be amortized over the term of the related debt which is approximately one year. During the period, $75,809 of these costs have been amortized.

      (b)   Revenue recognition

            Revenue is generally recorded on shipment, with a provision for estimated returns recorded at that time.

      (c)   Inventory

            Inventory is recorded at the lower of actual cost (first-in, first-out method) or market. Market is considered as net realizable value.

      (d)   Fixed assets

            Fixed assets are reflected at cost. Depreciation is provided on a straight-line basis over the following useful lives:

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      (d)   Fixed assets and depreciation (Continued)

            Computer hardware         -        3 years
            Software                  -        2 years
            Furniture and equipment   -        5 years
            Vehicles                  -        5 years

            Leasehold improvements are amortized over the life of the lease.

            Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

      (e)   Foreign currency

            Assets and liabilities transacted in a foreign currency are translated at the period end exchange rate while revenues and expenses are translated at average exchange rates for the period. Any gains or losses resulting from the translation of these assets and liabilities are recorded on the statement of operations.

      (f)   Financial instruments

            The Company's assets and liabilities include various financial instruments. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair market values of these financial instruments approximate their carrying values, unless otherwise noted.

      (g)   Use of estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. While actual results could differ from those estimates, management does not expect such variance, if any, to have a material effect on financial statements.

      (h)   Stock-based compensation plan

            The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plan. Under APB Opinion 25, compensation cost would be recognized for stock options granted to employees and directors for their services as directors only if the option price is less than the market price of the underlying common stock on the date of the grant.

            SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro-forma information regarding net income as if the compensation costs for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro-forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model (see Note 7e).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

      (i)   Cash equivalents

            For purposes of the statement of cash flows the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      (j)   Advertising expenses

            To date the Company has incurred no expenses for advertising and promoting its services. Such costs will be expensed as incurred.

      (k)   Statement of Comprehensive Income

            SFAS 130, "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting other comprehensive income and its components. Since the Company currently does not have material items of other comprehensive income, a statement of comprehensive income is not yet required.

      (l)   Valuation of long-lived assets

            The Company periodically evaluates the carrying value of its long-lived assets. The carrying value of the long-lived assets is considered impaired when the undiscounted net cash flow from such assets is estimated to be less than its carrying value. Management has recorded an impairment adjustment of $746,499 in the initial period ended August 31, 2000 (see Note 4).

      (m)   New accounting pronouncements

            (i) In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. Based on its current and planned future activities relative to derivative instruments, the Company believes that the adoption of SFAS No. 133 will not have a significant effect on its financial statements.

            (ii) On December 3, 1999, the United States Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 summarizes some of the SEC's interpretations of the application of generally accepted accounting principles to revenue recognition. Revenue recognition under SAB 101 was initially effective for the Company's first quarter 2000 financial statements. However, SAB 101B, which was released June 26, 2000, delayed adoption of SAB 101 until no later than the fourth fiscal quarter of 2000. Changes resulting from SAB 101 require that a cumulative effect of such changes for 1999 and prior years be recorded as an adjustment to net income on January 1, 2000.

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

      (m)   New accounting pronouncements (ii) (Continued):

            The Company believes that its revenue recognition practices are in substantial compliance with SAB 101 and that adoption of its provisions would not be material to its results of operations.

NOTE 4 - FIXED ASSETS:

            The major classes of fixed assets are as follows:

            Computer hardware and software                           $  824,195
            Furniture and equipment                                     480,892
            Vehicles                                                    129,920
            Leasehold improvements                                      398,933
                                                                     ----------
                                                                      1,833,940
            Less: accumulated depreciation and write downs            1,049,058
                                                                     ----------
                                                                     $  784,882
                                                                     ==========

            During the period ended August 31, 2000, certain computer hardware and software and furniture and equipment were deemed to be impaired and written down to their fair value. Fair value, which was determined by references to the present value of the estimated future cash in flows of such assets, exceeded their carrying value by $746,499. An impairment loss of that amount (included in expenses) has been charged to operations in the period ended August 31, 2000.

NOTE 5 - BUSINESS COMBINATION:

            Effective February 7, 2000, the Company purchased the assets of Willson Stationers Ltd. ("Willsons"), an office stationary business in Western Canada. This acquisition has been accounted for using the purchase method of accounting with results from operations being included since the acquisition date. The acquisition has been accounted for as a non-monetary transaction and as such, the fair value of assets acquired has been used to determine the value of the debt assumed. Net assets acquired were as follows:

            Cash                                                      $  369,966
            Accounts receivable                                          880,063
            Inventory                                                    287,595
            Fixed assets                                                 100,000
                                                                      ----------

            Net book value of assets purchased                        $1,637,624
                                                                      ==========

            Purchase price paid via the assumption of debt (i)        $1,637,624
                                                                      ==========

            (i)   This debt was converted to common shares on May 23, 2000 (Note
                  7c)

            The transaction was negotiated with the court appointed receiver/manager of Willsons as Willsons was in receivership at the time of this transaction. Certain shareholders of the Company were shareholders of Willsons as well.

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 6 - CONVERTIBLE DEBT:

            Effective May 24, 2000, (and after conversion of prior debt, see
            Note 7b) the Company entered into a US$6 million, non-revolving term loan agreement with VC Advantage Limited Partnership ("VCALP"). Under the terms of this agreement, VCALP would have a general security interest over the assets of the Company for any advances. All advances carry an 8% fee on the date of each draw down of funds and a 10% per annum interest on gross amounts advanced. The principal amount including interest must be repaid by June 18, 2001 (the "Maturity Date") unless such a date is mutually extended. On May 26, 2000, a gross amount of $3,680,500 (US$2,500,000) was advanced to the Company under this agreement.

            Advances are convertible prior to the Maturity Date or as extended, at VCALP's option, to Class A common shares at the lower of (1) US$7 for conversions up to and including May 24, 2002, US$8 for conversions between and including May 25, 2002 and May 24, 2004 and US$9 after May 24, 2004; or (2) maximum of (a) 80% of the weighted average of the closing bid price on a stock exchange or quotation system during a period of 10 consecutive trading days ending not more than 3 trading days before written notice from VCALP of such intentions; (b) US$2 per share.

            As additional consideration, the Company agreed to grant warrants convertible to a maximum of 255,000 Class A common shares based on a conversion rate of 14.1667 shares for each US$1,000 advanced. Theses warrants are exercisable at US$7 per share up to May 24, 2003. The Company has a right to cause mandatory conversion of these warrants after May 24, 2001 if the average share price of each common share exceeds US$9 on any public exchange for 30 consecutive trading days. As at August 31, 2000, US$2,500,000 has been advanced therefore, 106,500 warrants have been issued at a value of $170,093 (see Note
            7d).

            Provided that the advances are not repaid by the Maturity Date, the Company will issue, on the first date of each month after the Maturity Date, warrants to VCALP to purchase 2,500 Class A common shares for each US$500,000 of indebtedness outstanding. These warrants expire 3 years from the Maturity Date and are exercisable at US$7 per share up to and including the second anniversary of the Maturity Date and at US$8 per share after the second anniversary up to the expiry date. The Company has a right to cause mandatory conversion of these warrants after June 18, 2002 if the average share price of each common share exceeds US$9 on any public exchange for 30 consecutive trading days.

NOTE 7 - SHAREHOLDERS' EQUITY (DEFICIENCY):

            (a) In November 1999, the Company issued 10,000,000 shares of Class A common stock to its initial founders. In May 2000, the Company authorized a 1 for 4 reverse stock split and accordingly these became 2,500,000 shares outstanding.

            (b) In February 2000, the Company issued convertible debt in the net amount of $3,589,450 (US$2,500,000) to VCALP. On May 23,
                  2000, the Company and VCALP agreed to convert debt in the amount of US$2,500,000 into Class A common shares at a conversion rate of one share for each US$6 of debt. The value attributed to the common shares issued was $3,492,504 (original loan of $3,589,450, net of accrued interest of $106,686 and discount of $203,632).

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 7 - SHAREHOLDERS' EQUITY (DEFICIENCY) (Continued):

      (c) As part of the acquisition of Willsons (see Note 5), the Company assumed its debt owing to secured creditors. On May 23, 2000, the Company and the secured creditors agreed to convert debt in the amount of $5,451,860 (US$3,800,000) into Class A common shares at a conversion rate of one share for each US$6 of debt. As a result 633,333 Class A common shares were issued to satisfy that debt. As the underlying acquisition transaction is a non-monetary transaction, the value of the debt assumed was valued at the fair value of the assets acquired. The value attributed to the common shares issued was $1,386,717 (fair value of the assets of $1,637,624 (see Note 5), net of accrued interest of $50,948 and discount of $301,855).

      (d) During the period, the Company issued 316,500 and 106,500 warrants, valued at $505,487 and $170,093, respectively, allowing the holders to purchase 1 common share for every warrant at US$7 per share until May 23, 2003 and May 24, 2003, respectively. The Company has a right to cause a mandatory call on the 316,500 and 106,500 warrants on May 23, 2001 and May 24, 2001, respectively, if the Company is listed on an exchange and their average stock price exceeds US$9 per share for 30 consecutive trading days.

            Of these amounts, $56,699, which represents the value of the warrants issued to the lender, was attributed to the convertible debenture financing (discount) and has been netted against the debentures in the financial statements. The balance has been reflected as deferred financing costs and will be amortized over the life of the debt.

            The value attributable to these warrants was calculated based on the Black-Scholes pricing model, with an expected volatility of 0% and risk free rate of return of 6%. The expected life of the warrants is the date of expiration. It is expected that no dividends will be paid on any shares, resulting from the exercise of warrants.

      (e) In May 2000, the Company adopted a stock option plan, through which options may be granted to directors, officers, employees, consultants and affiliates for the purchase of 1,970,000 Class A common shares. As at August 31, 2000 there were 380,000 stock options outstanding. These options are exercisable at US$7 per share and expire in April 2010. Pro-forma information has not been provided for these options as these options have yet to vest. 1/3 of the options vest on each of November 1, 2000, November 1, 2001 and November 1, 2002.

            The Company has granted stock options to the officers and employees of the Company as follows:

                                                                                        Weighted
                                                                                        Average
                                                                       Option Price     Exercise
                                                    Number of Shares     per Share       Price
                                                    ----------------  --------------  -----------
            Options-granted                             380,000            US$7           US$7
            Options outstanding, August 31, 2000        380,000            US$7           US$7

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 7 - SHAREHOLDERS' EQUITY (DEFICIENCY) (Continued):

            The following table summarizes information about the stock options outstanding at August 31, 2000:

                                                             Weighted          Weighted           Number of       Weighted Average
                                                             Average            Average            Options        Exercise Price of
                           Options                           Exercise          Remaining          Currently       Options Currently
                         outstanding       Option price       Price        Contractual Life      Exercisable         Exercisable
                         -----------       ------------      --------      ----------------      -----------      -----------------
                           380,000             US$7            US$7               10                  --                  --

NOTE 8 - RELATED PARTY TRANSACTIONS:

      (a) The Company has issued 423,000 warrants to a parties related by virtue of them being common shareholders of the Company (see Note
            7d).

      (b) The Company has entered into an agreement with a party related by virtue of them being common shareholders of the Company for provision of supplying certain strategic services and advice. The contract called for a lump sum payment of $1,034,856 (US$720,000). As at August 31, 2000, $455,829 remains in prepaid expenses and $579,027 has been amortized and included in general and administrative expense.

      (c) The Company issued US$2,500,000 in convertible debt to a party related by virtue of being a shareholder in the Company (see Note
            6).

      (d) The Company paid $413,227 (US$279,000) to an affiliated consultant for financing costs related to the convertible debenture which will be deferred and amortized over the life of the debenture.

      (e) The Company entered into an agreement to lease premises from Bankton Development Corp., a party related by virtue of being a common shareholder, commencing on February 7, 2000 to January 31, 2005. Under the terms of this agreement, the Company is committed to paying basic rent and condo fees of $96,000 and $30,636 per annum, respectively. For the period ended August 31, 2000, $69,027 has been included in general and administrative expenses.

      (f) General and administrative expenses also includes $533,682 in fees associated with computer services provided by Futurelink Corp., a party related by virtue of being a common shareholder of the Company.

      (g) On March 15, 2000, the Company entered into an agreement with a party related by virtue of being a shareholder and officer of an entity which is a shareholder of the Company. Under the terms of this agreement, the individual is not to carry on business in competition with the Company for a period of 3 years. As consideration, the Company has paid US$100,000. For the period ended August 31, 2000, $27,149 has been included in general and administrative expenses (see Note 9).

      (h) In the normal course of business, the Company had purchases from parties related by virtue of being common shareholders and directors in the amount of $110,526.

      (i) Included in accounts receivable are amounts owed from parties related by virtue of being common shareholders and officers of $56,866.

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 9 - NONCOMPETITION AGREEMENT:

            On August 22, 2000, the Company entered into a noncompetition agreement with a former officer of the Company for a period of three years. The cost of this arrangement of $148,110 (US$100,000) will be amortized on a straight-line basis over the term of the agreement. At August 31, 2000, $27,149 was amortized and charged to operations.

NOTE 10 - RESTRICTED CASH:

            Restricted cash includes $382,772 that is held in trust for any remaining liabilities that may arise from the convertible debt financing raised during the period, $300,000 for costs relating to the negotiation of a contract for development of their e-commerce business, and cash to support a pledge to secure accounts payable relating to the purchase of certain inventory, which at period end, including interest earned, amounted to $257,635. Subsequent to the period end, all restricted cash has been released and related liabilities paid, except for the cash to support the pledge of accounts payable (see Notes 11b and 12c).

NOTE 11 - ECONOMIC DEPENDENCY:

            During the period ended August 31, 2000, purchases from one supplier were in excess of 10% of the Company's total purchases and amounted to approximately, $620,000. At August 31, 2000, accounts payable to this supplier was $76,757.

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

      (a) The Company leases business premises under a five-year lease, which expires on January 31, 2005, from a related party (see Note 8e). The Company, in addition to the base rent under this lease, is also responsible for condo fees. Rental expense for the period ended August 31, 2000 was $51,816. Future minimum rental payments under operating leases are as follows:

            Twelve Months Ended August 31,
            ------------------------------
                       2001                                $126,636
                       2002                                 126,636
                       2003                                 126,636
                       2004                                 126,636
                       2005                                  52,765

      (b) During June 2000, the Company issued a letter of credit for US$170,000 to secure accounts payables relating to the purchase of inventory.

      (c) In May 2000, the Company entered into an employment contract with its Vice-President of marketing which requires an annual salary of $190,000 and severance payment of nine months salary. This employee was terminated as part of the reorganization (see Note 14e).

                            eSUPPLIES (ALBERTA) LTD.
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000

NOTE 13 - LITIGATION:

            A vendor of the Company has filed a lawsuit against the Company for outstanding amounts owing on software licenses and support services in the amount of $133,250. Outside counsel for the Company is of the opinion that it is too early to assess whether the supplier will succeed in its claim against the Company. Also, another vendor has filed a lawsuit against the Company for $15,000 with respect to software supplied to the Company. Outside counsel for the Company and management are of the opinion that an adverse outcome is unlikely. The Company has recorded the full amount of both claims as a liability as of August 31, 2000.

NOTE 14 - SUBSEQUENT EVENTS:

      (a) In September 2000, the Company's management decided to re-focus the Company's business so as to realign itself and to reduce costs. As a part of this reorganization, the Company is currently in negotiations to dispose of certain assets to a party related by virtue of having common shareholders and directors. These assets will be sold at their approximate net book value of $360,000. As a part of this plan, the Company has reduced its workforce by about 30 employees, which represented approximately 70% of the Company's employee base. The Company incurred $200,000 in severance costs and approximately $30,000 in moving and relocation expenses in relation to this reorganization. As a result of the reduced employee base, the Company has written off $100,000 of leasehold improvements and capitalized software expenditures in September 2000.

            These costs have not been accrued on the Company's August 31, 2000 financial statements since the plan of reorganization was not formerly approved by management at that date.

      (b) During October 2000, the Company entered into an agreement with a company related by virtue of them being common shareholders of the Company. Under the terms of the agreement, the Company has loaned US$450,000 to this company. The loan is non-interest bearing, due on demand and is secured by various assets of the Company.

      (c) During October 2000, the letter of credit (see Note 12b) was reduced from US$170,000 to US$70,000.

      (d) In November 2000, the Company moved its offices to other facilities where it would serve a dual purpose of being more visible and more accessible to its main customer base. The Company is presently in negotiations with its prior landlord to be released from future rental commitments.

      (e) In January 2001, the Company's management was changed to better reflect the operational requirements of the Company. This action resulted in the cash outlay of $150,000 and payments of $30,000 per month through April 2001 and $15,000 per month through October 2001.

      (f) In January 2001, the Company disposed of fixed assets no longer required for operations. The net proceeds from the sale of these assets were approximately $100,000.

Item 7. (b) Proformat information of Engyro, eSupplies, cDemo and the Registrant for the period ended August 31, 2000

                             CHELL GROUP CORPORATION
                         (Formerly Networks North Inc.)
             CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 2000
                                   (Unaudited)

                         (EXPRESSED IN CANADIAN DOLLARS)

                                                       Historical  Transactions and adjustments    Proforma
                                                       ----------  ----------------------------    --------
                                                                         Debit       Credit
                                                                         -----       ------
                                                            $               $          $              $
REVENUES                                               19,693,946                                 19,693,946
                                                       ----------                                -----------

COSTS AND EXPENSES:
      Costs of sales                                    7,657,960                                  7,657,960
      Selling, general and administrative              11,266,339                                 11,266,339
      Bad debts                                           140,090                                    140,090
      Interest and bank charges                           297,654                                    297,654
      Depreciation and amortization                     2,347,321      481,800 (a)                 2,829,121
      Loss from equity investments                             --          920 (b)                       920
                                                       ----------                                -----------
                                                       21,709,364                                 22,192,084
                                                       ----------                                -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                 (2,015,418)                                (2,498,138)

      Provision for income taxes                               --                                         --
                                                       ----------                                -----------

LOSS BEFORE MINORITY INTEREST                          (2,015,418)                                (2,498,138)

      Minority interest in net loss of subsidiary          29,476                                     29,476
                                                       ----------                                -----------

NET LOSS                                               (1,985,942)                                (2,468,662)
                                                       ==========                                ===========

LOSS PER COMMON SHARE                                                                            $      (.25)
                                                                                                 ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                9,776,213
                                                                                                 ===========

                             CHELL GROUP CORPORATION
                         (Formerly Networks North Inc.)
                  CONDENSED CONSOLIDATED PROFORMA BALANCE SHEET
                              AS OF AUGUST 31, 2000
                                   (Unaudited)

                         (EXPRESSED IN CANADIAN DOLLARS)

                                             Historical     Transactions and adjustments          Proforma
                                            -----------    -------------------------------       -----------
                                                              Debit              Credit
                                                           -----------          ---------
                                                 $              $                 $                   $
   - ASSETS -
  CURRENT:
   Cash and cash equivalents                  1,355,613                                           1,355,613
   Short-term investments                       269,727                                             269,727
   Accounts receivable, trade -net            3,154,134                                           3,154,134
   Inventory                                    206,216                                             206,216
   Prepaids and other current assets            996,943        100,000(a)                         1,096,943
                                            -----------    -----------                          -----------
TOTAL CURRENT ASSETS                          5,982,633        100,000                            6,082,633
                                            -----------    -----------                          -----------

   Investments on affiliated
   companies                                         --            920(a)             920(b)             --
   Property and equipment, net                7,721,769      2,079,339(a)         395,500(c)      9,405,608
   Goodwill, net of accumulated
   amortization                               2,863,146                                           2,863,146
   Other assets, net of amortization            813,047        312,278(a)          86,300(c)      1,039,025
                                            -----------    -----------          ---------       -----------
                                             11,397,962      2,392,537            482,720        13,307,779
                                            -----------    -----------          ---------       -----------
                                             17,380,595      2,492,537            482,720        19,390,412
                                            ===========    ===========          =========       ===========

- LIABILITIES AND SHAREHOLDERS' EQUITY -
CURRENT:
   Account payable - trade                    1,375,414                                           1,375,414
   Accrued liabilities                        1,654,917                                           1,654,917
   Other current liabilities                    530,632        109,263(a)                           421,369
                                            -----------    -----------                          -----------
TOTAL CURRENT LIABILITIES                     3,560,963        109,263                            3,451,700
                                            -----------    -----------                          -----------

   Long-term debt                             4,377,040                                           4,377,040
   Deferred income taxes payable                 59,173                                              59,173
                                            -----------                                         -----------
TOTAL LIABILITIES                             7,997,176        109,263                            7,887,913
                                            -----------    -----------                          -----------

SHAREHOLDERS EQUITY:
   Preferred shares                              10,917                                              10,917
   Common shares                                183,235                         2,601,800(a)      2,785,035
   Capital in excess of par value            10,124,777                                          10,124,777
   Deficit                                     (935,510)       482,720(b)(c)                     (1,418,230)
                                            -----------    -----------          ---------       -----------
TOTAL SHAREHOLDERS' EQUITY                    9,383,419        482,720          2,601,800        11,502,499
                                            -----------    -----------          ---------       -----------
                                             17,380,595        591,983          2,601,800        19,390,412
                                            ===========    ===========          =========       ===========

                             CHELL GROUP CORPORATION
                         (Formerly Networks North Inc.)
             CONDENSED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 2000
                                   (Unaudited)

                         (EXPRESSED IN CANADIAN DOLLARS)

                                                           Historical    Transactions and adjustments    Proforma
                                                           ----------    ----------------------------    --------
                                                                               Debit       Credit
                                                                               -----       ------
                                                                $                $           $               $
                                                                -                -           -               -
REVENUES                                                   19,694,046                                   19,694,046
                                                           ----------                                  -----------

COSTS AND EXPENSES:
         Costs of sales                                     7,657,960                                    7,657,960
         Selling, general and administrative               11,266,339                                   11,266,339
         Bad debts                                            140,090                                      140,090
         Interest and bank charges                            297,654                                      297,654
         Depreciation and amortization                      2,347,321       481,800 (c)                  2,829,121
         Loss from equity investments                              --           920 (b)                        920
                                                           ----------                                  -----------
                                                           21,709,364                                   22,192,084
                                                           ----------                                  -----------

LOSS BEFORE PROVISION FOR INCOME TAXES                     (2,015,318)                                  (2,498,038)

         Provision for income taxes                                --                                           --
                                                           ----------                                  -----------

LOSS BEFORE MINORITY INTEREST                              (2,015,418)                                  (2,498,138)

         Minority interest in net loss of subsidiary           29,476                                       29,476
                                                           ----------                                  -----------

NET LOSS                                                   (1,985,842)                                  (2,468,562)
                                                           ==========                                  ===========

LOSS PER COMMON SHARE                                                                                  $      (.25)
                                                                                                       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                      9,776,213
                                                                                                       ===========

                             CHELL GROUP CORPORATION
                         (Formerly Networks North Inc.)
          NOTES TO CONDENSED CONSOLIDATED PROFORMA FINANCIAL STATEMENTS
                                   (Unaudited)

a) The Company has recorded the purchase price of the investment and net assets acquired from the Chell shareholders.

b) Reflects the Company's share of the losses (not to exceed the carrying amounts of its investment) of the entities it acquired from the Chell shareholders using the equity method of accounting.

      The Company's equity in the losses of $2,621,358 is limited to the amount of its investment aggregating $920. If the entities subsequently report net income, the Company will record its equity in those earnings only after its share of that net income equals the share of net losses not recognized.

c) The Company has recorded depreciation expense on the assets acquired from Chell.com. Fixed assets acquired include computer and other equipment and leasehold improvements which are being depreciated on a straight line basis over 3-7 years.